Exhibit 99.1

Designated Filer:  Spencer Capital Management, LLC
Issuer & Ticker Symbol:   Celebrate Express, Inc.  (BDAY)
Date of Event Requiring Statement:  June 23, 2006




1.    Name:    Kenneth H. Shubin Stein, MD, CFA
      Address: 1995 Broadway, Suite 1801
               New York, NY 10023

Date:  June 27, 2006



                                        By: /s/ Kenneth H. Shubin Stein, MD, CFA
                                           -------------------------------------
                                           Kenneth H. Shubin Stein, MD, CFA